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EXHIBIT 99.2

FOR IMMEDIATE RELEASE

        CONTACT: Debbie Cohen
(559) 222-1322

CLOVIS COMMUNITY BANK OPENS FIRST
NORTHERN VALLEY LOCATION

Expansion Part of Bank's Long-Term Growth Strategy

CLOVIS, CALIFORNIA, APRIL 8, 2002...Central Valley Community Bancorp (OTC Bulletin Board: CVCY), the parent company of Clovis Community Bank, is pleased to announce the opening of its first Northern San Joaquin Valley location under the name Central Valley Community Bank, a division of Clovis Community Bank.

        Central Valley Community Bank's Sacramento office will specialize in serving private and professional banking clients with both depository and lending needs throughout the region. The new office is located at 2339 Gold Meadow Way, Suite 100, in Gold River and the phone number is (916) 859-2550.

        "In 2000, the Board of Directors of our 22-year-old Bank approved the establishment of a bank holding company (Central Valley Community Bancorp) to facilitate flexibility in meeting long-term growth strategies in existing markets, as well as expansion into new regions," stated Daniel J. Doyle, President and CEO of Clovis Community Bank and Central Valley Community Bancorp.

        "As we reviewed various growth opportunities for the Bank—expanding into Sacramento proved optimal because of our existing knowledge of the area and the unique banking qualities that our institution is able to offer Sacramento area customers. Sacramento's market growth combined with a team of high-quality bankers who wished to join our company, created an opportunity that was simply too promising for the Bank to ignore. Additionally, many of our existing customers have business needs in the North Valley and we believe this will bring them added value," added Doyle.

        Heading up the Sacramento expansion are Dan Doyle and Gary Quisenberry. Prior to joining the Bank, Dan Doyle served as President and CEO of a major financial institution based in Sacramento from 1991 to 1995. In addition, Gary Quisenberry, Senior Vice President/Manager of Commercial & Business Banking, previously managed business banking activities in Sacramento for another California-based institution, prior to taking his current position with the Bank in 2000.

        Central Valley Community Bancorp trades over-the-counter under the symbol CVCY. Clovis Community Bank, founded in 1979, and the sole subsidiary of Central Valley Community Bancorp, operates five full-service offices in Clovis, Fresno, and Prather, in addition to Real Estate Lending and SBA Lending Departments in Clovis, and an Agribusiness Lending Department in Fresno. Investment services are also provided by Investment Centers of America at the Bank's main office in Clovis. Members of Central Valley Community Bancorp and the Bank's Board of Directors are: Daniel N. Cunningham (Chairman), Elaine Bernard, David E. Cook, Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers, William S. Smittcamp, and Joseph B. Weirick. Additional information about Clovis Community Bank and Central Valley Community Bank a Division of Clovis Community Bank can be found at www.clovisbank.com and www.cvcb.com.

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Forward-looking Statements—All statements contained herein that are not historical facts, such as statements regarding the Company's current business strategy and the Company's plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) changes in the interest rate environment resulting in reduced margins; (3) general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality; (4) changes in the regulatory environment; (5) fluctuations in the real estate market; (6) changes in business conditions and inflation; and (7) changes in securities markets. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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EXHIBIT 99.2
CLOVIS COMMUNITY BANK OPENS FIRST NORTHERN VALLEY LOCATION Expansion Part of Bank's Long-Term Growth Strategy